Exhibit 1

Transactions in Securities of the Issuer During the Past 60 Days

Nature of Transaction	Amount of Securities Purchased/(Sold)	Price per Security ($)	Date of Purchase/Sale

ANCORA MERLIN, LP

Sale of Common Stock	(3,968)	11.0722	09/02/2025
Acquisition of Common Stock[1]	30,937	0.0100	09/02/2025
Sale of Common Stock	(3,070)	11.0108	09/03/2025
Sale of Common Stock	(7,965)	11.0404	09/04/2025
Sale of Common Stock	(4,071)	10.7620	09/05/2025

ANCORA MERLIN INSTITUTIONAL, LP

Sale of Common Stock	(69,205)	11.0722	09/02/2025
Acquisition of Common Stock[1]	539,572	0.0100	09/02/2025
Sale of Common Stock	(53,536)	11.0108	09/03/2025
Sale of Common Stock	(138,902)	11.0404	09/04/2025
Sale of Common Stock	(70,997)	10.7620	09/05/2025

ANCORA CATALYST, LP

Sale of Common Stock	(7,640)	11.0702	09/02/2025
Acquisition of Common Stock[1]	59,565	0.0100	09/02/2025
Sale of Common Stock	(5,910)	11.0108	09/03/2025
Sale of Common Stock	(15,334)	11.0404	09/04/2025
Sale of Common Stock	(7,837)	10.7620	09/05/2025

ANCORA CATALYST INSTITUTIONAL, LP

Sale of Common Stock	(68,293)	11.0720	09/02/2025
Acquisition of Common Stock[1]	532,465	0.0100	09/02/2025
Sale of Common Stock	(52,831)	11.0108	09/03/2025
Sale of Common Stock	(137,061)	11.0404	09/04/2025
Sale of Common Stock	(70,054)	10.7620	09/05/2025

ANCORA BELLATOR FUND LP

Sale of Common Stock	(43,813)	11.0722	09/02/2025
Acquisition of Common Stock[1]	341,601	0.0100	09/02/2025
Sale of Common Stock	(33,894)	11.0108	09/03/2025
Sale of Common Stock	(87,940)	11.0404	09/04/2025
Sale of Common Stock	(44,947)	10.7620	09/05/2025

1 Represents the acquisition of Shares upon the exercise of the Warrants.

ANCORA IMPACT FUND LP - SERIES Q

Sale of Common Stock	(24,871)	11.0716	09/02/2025
Sale of Common Stock	(19,240)	11.0108	09/03/2025
Sale of Common Stock	(49,920)	11.0404	09/04/2025
Sale of Common Stock	(25,515)	10.7620	09/05/2025

ANCORA IMPACT FUND LP - SERIES S

In-Kind Distribution[2]	(1,531)	-	07/15/2025
Sale of Common Stock	(50,936)	11.0719	09/02/2025
Sale of Common Stock	(39,403)	11.0108	09/03/2025
Sale of Common Stock	(102,233)	11.0404	09/04/2025
Sale of Common Stock	(52,253)	10.7620	09/05/2025

ANCORA IMPACT FUND SPC LTD. - SEGREGATED PORTFOLIO H

In-Kind Distribution[3]	(227,556)	-	08/05/2025
Sale of Common Stock	(49,264)	11.0719	09/02/2025
Sale of Common Stock	(38,110)	11.0108	09/03/2025
Sale of Common Stock	(98,881)	11.0404	09/04/2025
Sale of Common Stock	(50,539)	10.7620	09/05/2025

ANCORA ALTERNATIVES, LLC

(Through the Ancora Alternatives SMAs)

Sale of Common Stock	(30,771)	11.0722	09/02/2025
Sale of Common Stock	(23,805)	11.0108	09/03/2025
Sale of Common Stock	(61,764)	11.0404	09/04/2025
Sale of Common Stock	(31,568)	10.7620	09/05/2025

2 Represents an in-kind distribution for no consideration to certain limited partners of Ancora Impact Fund LP – Series S.

3 Represents an in-kind distribution for no consideration to certain limited partners of Ancora Impact Fund SPC Ltd. – Segregated Portfolio H.